NSAR ITEM 77O

VK Advantage Municipal Income Trust
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            Praxair         J.P. Morgan  1,000       0.40       03/02/01

    2           France Telecom   Salomon      2,500      0.06        03/07/01

    3           Republic of Italy  Salomon    1,000      0.05        03/29/01


Underwriters for #1
Credit Suisse First Boston Corporation
Chase Securities Inc.
Banc of America Securities LLC
Deutsche Banc Alex Brown Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.


Underwriters for #2
Salomon Smith Barney
Goldman Sachs & Co.
Morgan Stanley Dean Witter & Co.
UBS Warburgh



Underwriters for #3
Deutsche Bank AG London
Merrill Lynch International Ltd.
Salomon Smith Barney
ABN AMRO
Banca IMI
Lehman Brothers International (Europe)
Morgan Stanley Dean Witter
UBS Warburg